UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 27, 2008, Aeolus Pharmaceuticals, Inc. (“Aeolus” or the “Company”) entered into a secured credit agreement (the “Margin Agreement”) in amount up to $230,000 with UBS Financial Services, Inc.  On March 28, 2008, the Company received $230,000 under the Margin Agreement.  The Margin Agreement bears interest at the per annum rate of LIBOR plus 0.25 percent.  Availability of the line of credit is subject to the Company’s compliance with certain financial and other covenants.   Borrowings under the Margin Agreement are secured by the Company’s investments held by UBS Financial Services, Inc.  The proceeds of the Margin Agreement will be used to provide working capital for the Company and its subsidiaries.

Item 2.02                      Results of Operations and Financial Condition.

Reference is made to Item 7.01 of this report for a description of the other than temporary impairment charge that the Company expects to take during the quarter ended March 31, 2008.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 of this report for a description of an agreement between the Company and UBS Financial Services regarding the Margin Agreement.

Item 2.06                      Material Impairments.

           Reference is made to Item 7.01 of this report for a description of the other than temporary impairment charge that the Company expects to take during the quarter ended March 31, 2008.

Item 7.01                      Regulation FD Disclosure.

The Company has auction-rate securities with a par value of $525,000 included in its investment portfolio. The auction-rate securities are AAA rated, long-term debt obligations secured by student loans, which loans are generally guaranteed by the U.S. Government under the Federal Family Education Loan Program (FFELP). In addition to the U.S. Government guarantee on such student loans, many of the securities also have separate insurance policies guaranteeing both the principal and accrued interest. Liquidity for these securities has historically been provided by an auction process that resets the applicable interest rate at pre-determined intervals for up to 35 days. In the past, the auction process has generally allowed investors to obtain immediate liquidity if so desired by selling the securities at their face amounts. However, as has been recently reported in the financial press, the current disruptions in the credit markets have adversely affected the auction market for these types of securities. From February 26, 2008 to March 31, 2008, all auctions scheduled with respect to the Company’s auction-rate securities failed to close. This is the first time the Company has experienced this type of event for its holdings of auction-rate securities and the Company believes that prior to February 13, 2008, the Company’s investment advisor, UBS Financial Services, had not had a failed auction.  The Company understands that the failure of auctions is broad based and not limited to those securities held by the Company. The auction-rate securities continue to pay interest and there has been no change in the rating of these securities to date.

As a result of the failed auctions, these auction-rate securities held by the Company are currently not liquid. Furthermore, the Company cannot predict how long they will remain illiquid. As such, at least in the near term, the Company believes it may not be able to liquidate some or all of its remaining auction-rate securities prior to their maturities at prices approximating their face amounts. The final maturity dates of the auction-rate securities which the Company owns is between 2029 and 2038.

We expect to take an other-than-temporary impairment charge during the quarter ended March 31, 2008 of approximately $49,000 based upon reduced market values as determined based upon investments statements as of March 31, 2008 received from UBS Financial Services, Inc.  The amount of this charge is subject to change as we complete the preparation of our financial results in connection with the filing of our quarterly report on Form 10-Q for the quarter ended March 31, 2008.

Taking into account this other-than-temporary impairment charge, our auction-rate securities had an estimated fair value of approximately $476,000 as of March 31, 2008.  The estimated fair value of the auction-rate securities we hold could decrease or increase significantly in the future based on market conditions. We will continue to assess the fair value of our auction-rate securities based on our analysis of account statements and other correspondence we receive from UBS Financial Services, Inc.

The current market for the auction-rate securities held by the Company is uncertain and we will continue to monitor and evaluate the market for these securities to determine if further impairment of the carrying value of the securities has occurred due to the loss of liquidity or for other reasons. If the credit ratings of the security issuers deteriorate or if normal market conditions do not return in the near future, the Company may be required to further reduce the value of these securities through an impairment charge against net income.

As a result, for a period of time, the Company may not be able to liquidate some or all of its remaining auction-rate securities prior to their maturities at prices approximating their face amounts. Further impairment of the carrying value of these securities could cause us to recognize additional material charges to the Company's net income for the period ended March 31, 2008 or thereafter. However, the Company believes that based on its current estimated cash balances of $407,000 (exclusive of auction-rate securities), the current lack of liquidity in the auction-rate market will not have a material impact on its ability to fund its operations until the fourth quarter of fiscal 2008.  However, if current conditions in the auction-rate securities market continue into the fourth quarter of fiscal 2008 or other unanticipated events occur prior to such time, the Company’s financial condition and operations could be impacted until other sources of capital are obtained, which may not be available to the Company on favorable terms or at all.

The Company has also filed a complaint regarding its investments in auction-rate securities with UBS Financial Services, Inc. and is considering further actions against UBS Financial Services, including but not limited to a mediation or arbitration filing with the Financial Industry Regulatory Authority, the governing body over financial institutions, or other legal remedies.

      Statements in the preceding paragraphs and all other statements that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These statements include, but are not limited to, those related to: disruption in the credit markets and in particular, the market for auction-rate securities, including the Company's auction-rate securities; whether the Company will be able to sell its auction-rate securities; the estimated amount of the Company's impairment charge for the quarter ended March 31, 2008; the estimated value of the auction-rate securities as of March 31, 2008; the Company's cash projections; and other matters discussed in the Company's filings with the Securities and Exchange Commission.  Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to: the current financial market generally; the market for auction-rate securities; and changes to the Company's projected cash requirements. Certain of these factors and others are more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended September 30, 2007. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  April 2, 2008
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary